UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2016

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01. Entry Into A Material Definitive Agreement.

Audit Committee Observer Agreement
On September 29, 2016, Titan International, Inc. (“Titan” or the “Company”) entered into an Audit Committee Observer Agreement (the “Agreement”) with Michael Sirignano and MHR Institutional Partners III LP, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Advisors III LLC, MHR Advisors LLC, MHR LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky (collectively, the “MHR Entities”) that permits the MHR Entities to designate an observer of the Audit Committee (the “Committee”) of the Board of Directors of the Company. The Agreement is attached hereto as Exhibit 10 and incorporated by this reference. Mr. Sirignano will serve as the initial Committee observer. Subject to certain exceptions and obligations to maintain the confidentiality of confidential information, as set forth in the Agreement, items the Committee observer is entitled to include: (i) receive written notice of all meetings of the Committee, (ii) attend all meetings of the Committee, (iii) receive a copy of all materials which are furnished to other members of the Committee, (iv) participate in all discussions conducted at such meetings, and (v) receive copies of the minutes of all such meetings of the Committee. The MHR Entities and their respective affiliates and associates beneficially own 8,064,000 shares of Titan common stock, representing 14.9% of Titan’s issued and outstanding stock.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10	AUDIT COMMITTEE OBSERVER AGREEMENT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	October 3, 2016	By:	/s/ JAMES M. FROISLAND
James M. Froisland
Interim Chief Financial Officer
(Principal Financial Officer)